UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 12, 2018

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Piper Jaffray Companies (the “Company”) has elected Debbra L. Schoneman and Thomas S. Schreier, Jr. to serve as directors of the Company each for an initial term expiring at the Company’s 2019 annual meeting of shareholders. Upon the recommendation of the Nominating and Governance Committee of the Board, Ms. Schoneman’s election became effective on September 12, 2018, and Mr. Schreier’s election became effective on September 14, 2018. As a result of these elections, the size of the Company’s Board increased by two, to eleven directors.

Ms. Schoneman has been the Company’s President since January 2018, and previously served as the Company’s Chief Financial Officer and Global Head of Equities. Mr. Schreier was formerly the vice chairman of Nuveen Investments, Inc., and chairman of its largest investment adviser, Nuveen Asset Management (“Nuveen”), from 2011 to 2014, and, following Nuveen’s acquisition by TIAA, from 2014 to 2016.

Mr. Schreier has not been appointed to serve on any committee of the Board and the committees on which Mr. Schreier is expected to serve have not been determined as of the date of filing of this Current Report on Form 8-K.  The Board expects to determine the committees to which Mr. Schreier will be appointed in November 2018.

In connection with his service on the Board, Mr. Schreier will participate in the Company’s 2018 non-employee director compensation program, receiving a pro-rated $60,000 annual cash retainer, a $60,000 initial equity grant and a pro-rated $80,000 annual equity grant.  Mr. Schreier also will receive a pro-rated cash retainer for his service on any Board committees during 2018, which annual retainer amounts are $25,000 for the chairperson and $10,000 for other members of the Audit Committee, and $15,000 for the chairperson and $5,000 for other members of each of the Compensation Committee and the Nominating and Governance Committee.

As an employee director, Ms. Schoneman will not serve on any committees of the Board and will not receive any additional compensation for her service as a member of the Board.

There are no arrangements or understandings between Ms. Schoneman or Mr. Schreier and any other persons pursuant to which Ms. Schoneman or Mr. Schreier was selected as a director of the Company. There are no relationships or related transactions between each of Ms. Schoneman and Mr. Schreier and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.                                        Regulation FD Disclosure.

On September 14, 2018, the Company issued a press release announcing the events discussed in Item 5.02 above, the text of which is furnished as Exhibit 99 hereto.  The information contained in this Item 7.01 and Exhibit 99 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release dated September 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: September 14, 2018	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary